Exhibit 99.1

Resources Global Professionals Announces Dividend Payment Date

IRVINE, Calif.--(BUSINESS WIRE)--October 28, 2014--Resources Global Professionals (“RGP”), the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), announced today that its Board of Directors has approved an $0.08 per share cash dividend, payable on December 18, 2014 to all shareholders of record on November 20, 2014.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; healthcare solutions; and legal and regulatory services.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,100 professionals, annually serving over 1,800 clients around the world from 69 practice offices.

Headquartered in Irvine, California, RGP has served 87 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com.

CONTACT:
Resources Global Professionals
Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500
nate.franke@rgp.com
or
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com